Exhibit 12

[Form of Tax Opinion]

            , 201

Nuveen Equity Premium Advantage Fund 333 West Wacker Drive Chicago, Illinois 60606	NASDAQ Premium Income & Growth Fund Inc. 333 West Wacker Drive Chicago, Illinois 60606

Nuveen NASDAQ 100 Dynamic Overwrite Fund 333 West Wacker Drive Chicago, Illinois 60606

Re:	Reorganizations of Nuveen Equity Premium Advantage Fund and NASDAQ Premium Income & Growth Fund Inc. into Nuveen NASDAQ 100 Dynamic Overwrite Fund

Ladies and Gentlemen:

You have requested our opinion regarding certain U.S. federal income tax consequences of the reorganizations (each a “Reorganization” and collectively, the “Reorganizations”) by and among Nuveen Equity Premium Advantage Fund, a Massachusetts business trust (“Premium Advantage”), and NASDAQ Premium Income & Growth Fund Inc., a Maryland corporation (“Premium Income” and together with Premium Advantage, each a “Target Fund” and collectively, the “Target Funds”), and Nuveen NASDAQ 100 Dynamic Overwrite Fund, a Massachusetts business trust (the “Acquiring Fund”). The Target Funds and the Acquiring Fund are each referred to herein as a “Fund.”

Each Reorganization contemplates the transfer of substantially all the assets of the Target Fund to the Acquiring Fund solely in exchange for voting common shares of beneficial interest, par value $0.01 per share, of the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund. Thereafter, as part of the Reorganization, each Target Fund will distribute pro rata to its shareholders of record all the Acquiring Fund Shares so received in complete liquidation of the Target Fund and the Target Fund will be dissolved under applicable state law. The foregoing will be accomplished pursuant to an Agreement and Plan of Reorganization, dated as of             , 2014 (the “Plan”), entered into by the Target Funds and the Acquiring Fund.

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

In rendering this opinion, we have examined the Plan and have reviewed and relied upon representations made to us by duly authorized officers of the Funds in letters dated             , 201    . We have also examined such other agreements, documents and corporate records that have been made available to us and such other materials as we have deemed relevant for purposes of this opinion. In such review and examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

Our opinion is based, in part, on the assumption that each Reorganization described herein will occur in accordance with the terms of the Plan (without the waiver or modification of any terms or conditions thereof and without taking into account any amendment thereof that we have not approved) and the facts and representations set forth or referred to in this opinion letter, and that such facts and representations, as well as the facts and representations set forth in the Plan, are accurate as of the date hereof and will be accurate as of the date and time of the Closing (as defined in the Plan) (the “Effective Time”). You have not requested that we undertake, and we have not undertaken, any independent investigation of the accuracy of the representations and assumptions set forth or referred to herein.

For the purposes indicated above, and based upon the facts, assumptions and representations set forth or referred to herein, it is our opinion, with respect to each Reorganization, that for U.S. federal income tax purposes:

1. The transfer by the Target Fund of substantially all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund, followed by the pro rata distribution of all the Acquiring Fund Shares so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund and the dissolution of the Target Fund as soon as possible thereafter, will constitute a “reorganization” within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Acquiring Fund and the Target Fund will each be “a party to a reorganization,” within the meaning of section 368(b) of the Code, with respect to the Reorganization.

2. No gain or loss will be recognized by the Acquiring Fund upon the receipt of substantially all the Target Fund’s assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund. (Section 1032(a) of the Code).

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

3. No gain or loss will be recognized by the Target Fund upon the transfer of substantially all its assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund or upon the distribution (whether actual or constructive) of such Acquiring Fund Shares to the Target Fund’s shareholders solely in exchange for such shareholders’ shares of the Target Fund in complete liquidation of the Target Fund. (Sections 361(a) and (c) and 357(a) of the Code).

4. No gain or loss will be recognized by the Target Fund’s shareholders upon the exchange, pursuant to the Reorganization, of all their shares of the Target Fund solely for Acquiring Fund Shares, except to the extent the Target Fund’s shareholders receive cash in lieu of a fractional Acquiring Fund Share. (Section 354(a) of the Code).

5. The aggregate basis of the Acquiring Fund Shares received by each Target Fund shareholder pursuant to the Reorganization (including any fractional Acquiring Fund Share to which a shareholder would be entitled) will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder. (Section 358(a)(1) of the Code).

6. The holding period of the Acquiring Fund Shares received by each Target Fund shareholder in the Reorganization (including any fractional Acquiring Fund Share to which a shareholder would be entitled) will include the period during which the shares of the Target Fund exchanged therefor were held by such shareholder, provided such Target Fund shares were held as capital assets at the Effective Time of the Reorganization. (Section 1223(1) of the Code).

7. The basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Target Fund immediately before the Effective Time of the Reorganization. (Section 362(b) of the Code).

8. The holding period of the assets of the Target Fund received by the Acquiring Fund will include the period during which such assets were held by the Target Fund. (Section 1223(2) of the Code).

Notwithstanding anything to the contrary herein, we express no opinion as to the effect of the Reorganizations on the Target Funds, the Acquiring Fund or any Target Fund shareholder with respect to any asset (including without limitation any stock held in a passive foreign investment company as defined in section 1297(a) of the Code) as to which any unrealized gain or loss is required to be recognized under federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such transfer would otherwise be a non-taxable transaction under the Code.

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

FACTS

Our opinion is based upon the facts, representations and assumptions set forth or referred to above and the following facts and assumptions, any alteration of which could adversely affect our conclusions.

Each Target Fund has been registered and operated, since it commenced operations, as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”). Premium Advantage’s common shares are listed and traded on the New York Stock Exchange under the symbol JLA. Premium Income’s common shares are listed and traded on the NASDAQ Global Select Market under the symbol QQQX. Neither Target Fund currently has outstanding any shares, other than its common shares. All the outstanding common shares of each Target Fund are treated as equity for federal income tax purposes. Each Target Fund is treated as a corporation for federal income tax purposes, has elected to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which its respective Reorganization occurs, and has qualified and will continue to qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which its respective Reorganization occurs.

The Acquiring Fund is a newly created Massachusetts business trust that will not have carried on any business activities prior to the Effective Time, except as necessary to effect the Reorganizations. The Acquiring Fund will be registered and will be operated after the Effective Time as a closed-end management investment company under the 1940 Act. As part of the Reorganizations, the Acquiring Fund will issue Acquiring Fund Shares that will be listed and traded on the NASDAQ Global Select Market. The Acquiring Fund Shares to be issued in the Reorganizations will be treated as equity for federal income tax purposes. The Acquiring Fund is treated as a corporation for federal income tax purposes, will elect to be taxed as a regulated investment company under section 851 of the Code for all its taxable years, including without limitation the taxable year in which the Reorganizations occur, and will qualify for the tax treatment afforded regulated investment companies under the Code for each of its taxable years, including without limitation the taxable year in which the Reorganizations occur.

Upon satisfaction of certain terms and conditions set forth in the Plan on or before the Effective Time, the Acquiring Fund will acquire substantially all the assets of each Target Fund solely in exchange for newly issued Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of each Target Fund. Thereafter, each Target Fund will distribute pro rata to its shareholders of record all the Acquiring Fund Shares so received in

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

complete liquidation of the Target Fund and the Target Fund will be dissolved under state law. The assets of each Target Fund to be acquired by the Acquiring Fund will include, without limitation, cash, securities, commodities, interests in futures, and dividends or interest receivables owned by the Target Fund and any deferred or prepaid expenses shown as an asset on the books of the Target Fund as of the closing of the Reorganization. Each Target Fund will retain assets sufficient to pay its liabilities that will not be assumed by the Acquiring Fund, including, without limitation, all declared but unpaid dividends on all outstanding common shares of the Target Fund. In each Reorganization, the Acquiring Fund will acquire at least ninety percent (90%) of the fair market value of the Target Fund’s net assets and at least seventy percent (70%) of the fair market value of the Target Fund’s gross assets held immediately prior to the Reorganization.

The Acquiring Fund Shares issued to each Target Fund will have the same aggregate net asset value, as of the Valuation Time (as defined in the Plan), as the aggregate value of the net assets of the Target Fund transferred to the Acquiring Fund as of such time.

After the Effective Time of its respective Reorganization, each Target Fund will be liquidated and will distribute the newly issued Acquiring Fund Shares it received pro rata to its shareholders of record in exchange for such shareholders’ Target Fund common shares. No fractional Acquiring Fund Shares will be issued in connection with the Reorganizations. In lieu thereof, the Acquiring Fund’s transfer agent, on behalf of the shareholders entitled to receive fractional Acquiring Fund Shares, will aggregate all fractional Acquiring Fund Shares and sell the resulting whole on the NASDAQ Global Select Market for the account of all shareholders of fractional interests, and each such shareholder will be entitled to a pro rata share of the proceeds from such sale.

As a result of each Reorganization, every shareholder of the Target Fund will own Acquiring Fund Shares (including for this purpose any fractional shares to which they would be entitled) that will have an aggregate per share net asset value as of the Valuation Time equal to the aggregate per share net asset value of the Target Fund shares held by such shareholder as of the Valuation Time.

Following the Reorganizations, the Acquiring Fund will continue each Target Fund’s historic business or use a significant portion of each Target Fund’s historic business assets in its business. At the Effective Time, at least thirty-four percent (34%) of each Target Fund’s portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of the Acquiring Fund and at least thirty-four percent of each Target Fund’s portfolio assets will meet the investment objectives, strategies, policies, risks and restrictions of the other Target

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

Fund. Neither Target Fund will alter its portfolio in connection with the Reorganizations to meet this thirty-four percent (34%) threshold and neither Target Fund modified any of its investment objectives, strategies, policies, risks or restrictions in connection with the Reorganizations. The Acquiring Fund has no plan or intention to change any of its investment objectives, strategies, policies, risks and restrictions after the Reorganizations.

In approving a Reorganization, the Board of Trustees or Directors, as applicable, of each Fund (the “Boards”) determined that the Plan and the transactions contemplated thereunder are in the best interests of its respective Fund and the Board of each Target Fund determined that the interests of the shareholders of its respective Fund will not be diluted as a result of the Reorganization. In making such determination, the Boards considered the compatibility of the Funds’ investment objectives, policies and related risks, economies of scale, the potential for reduced fees and expenses, and the possibility of improved secondary market trading.

CONCLUSION

Based on the foregoing, it is our opinion with respect to each Reorganization that the transfer of substantially all the assets of a Target Fund, pursuant to the Plan, to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of substantially all the liabilities of the Target Fund followed by the complete liquidation and dissolution of the Target Fund as soon as possible thereafter will qualify as a reorganization under section 368(a)(1) of the Code.

The opinions set forth above (subject to the limitations set forth above) with respect to (i) the nonrecognition of gain or loss to the Target Funds and the Acquiring Fund, (ii) the basis and holding period of the assets received by the Acquiring Fund, (iii) the nonrecognition of gain or loss to each Target Fund’s shareholders upon the receipt of the Acquiring Fund Shares, except with respect to cash received in lieu of fractional shares, and (iv) the basis and holding period of the Acquiring Fund Shares received by each Target Fund’s shareholders follow as a matter of law from the opinion that the transfers under the Plan will qualify as reorganizations under section 368(a)(1) of the Code.

The opinions expressed in this letter are based on the Code, the Income Tax Regulations promulgated by the Treasury Department thereunder and judicial authority reported as of the date hereof. We have also considered the positions of the Internal Revenue Service (the “Service”) reflected in published and private rulings. Although we are not aware of any pending changes to these authorities that would alter our opinions, there can be no assurances that future legislative or administrative changes, court decisions or Service interpretations will not

Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

significantly modify the statements or opinions expressed herein. We do not undertake to make any continuing analysis of the facts or relevant law following the date of this letter or to notify you of any changes to such facts or law.

Our opinion is limited to those U.S. federal income tax issues specifically considered herein. We do not express any opinion as to any other federal tax issues, or any state, local or foreign tax law issues, arising from or related to the transactions contemplated by the Plan.

Although the discussion herein is based upon our best interpretation of existing sources of law and expresses what we believe a court would properly conclude if presented with these issues, no assurance can be given that such interpretations would be followed if they were to become the subject of judicial or administrative proceedings.

This opinion is furnished to the Funds solely for their benefit in connection with the Reorganizations and is not to be relied upon, quoted, circulated, published, or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent. This opinion may be disclosed to shareholders of the Funds and they may rely on it, it being understood that we are not establishing any attorney-client relationship with any shareholder of the Funds. This letter is not to be relied upon for the benefit of any other person.

This opinion letter is written to support the promotion and marketing by others of the transactions or matters addressed herein and any federal tax advice contained herein is not intended or written to be used, and cannot be used by any person or entity, for the purpose of avoiding penalties that may be imposed by the Internal Revenue Service.

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Nuveen Equity Premium Advantage Fund

NASDAQ Premium Income & Growth Fund Inc.

Nuveen NASDAQ 100 Dynamic Overwrite Fund

            , 201

We hereby consent to the filing of a form of this opinion as an exhibit to the Registration Statement on Form N-14 (File No. 333-196253) containing the Joint Proxy Statement/Prospectus dated             , 2014 relating to the Reorganizations filed by the Acquiring Fund with the Securities and Exchange Commission (the “Registration Statement”), to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and to any reference to our firm in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

VEDDER PRICE P.C.